Exhibit 99.1

Magnachip Reports Results for Second Quarter 2022 and Reaffirms Previously-Announced Stock Buyback Program

•

Revenue of $101.4 million was down 2.6% sequentially and down 11.0% year-over-year (YoY). The YoY decrease was mainly due to severe supply shortages for 28nm 12” OLED wafers, partially offset by an 11.1% YoY increase in Power solutions business revenue.

•

Gross profit margin was 28.6%, down 890 basis points from Q1 and down 120 basis points from Q2 a year ago. The sequential decrease was primarily the result of: 1) the prior quarter benefiting 200 basis points from a one-time timing mismatch of lower cost 12” wafers, 2) lower demand for China smartphones resulting in an inventory reserve of approximately $4.7 million related to 12” display products, 3) higher foundry cost relating to 12” wafers and 4) unfavorable product mix.

•	GAAP diluted loss per share was $0.07.

•	Non-GAAP diluted earnings per share (EPS) was $0.23.

SEOUL, South Korea, August 8, 2022 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the second quarter of 2022.

Commenting on the results for the second quarter of 2022, YJ Kim, Magnachip’s chief executive officer stated, “In the second quarter of 2022, we reported revenue of $101.4 million and non-GAAP diluted EPS of $0.23 despite an increasingly challenging macroeconomic environment. Similar to last quarter, our OLED revenue continued to be impacted by severe supply shortages for 28nm 12-inch wafers and our Power solutions business continued its positive momentum of double-digit YoY growth.”

YJ Kim continued, “Looking ahead, we are facing several challenges in the 2nd half of 2022 that will further impact our near-term results before we expect recovery in 2023. First, lower allocation of 28nm wafers impacted timing of design wins. Second, our new customer ramp schedule will be delayed due to product feature changes. And third, we are seeing a slowdown of the smartphone market. However, we have successfully sampled the full working chip to our new OLED customer, and we expect to get better wafer allocations starting at the end of 2022. We are confident that we will begin to see a recovery of our OLED business in 2023. Accordingly, our Board of Directors has reaffirmed the remaining $37.5 million stock repurchase program that we announced previously. We have also activated the Strategic Review Committee to assist the Board in reviewing, considering, exploring and evaluating strategic alternatives that may be available to the Company to maximize shareholder value while we focus on executing our OLED recovery plan in 2023 and continuing our success in the Power solutions business.”

Stock Repurchase Program and Strategic Review Committee

The Company’s Board of Directors reaffirmed the remaining $37.5 million stock repurchase program that was announced previously. Magnachip believes that this stock repurchase program and continuing to drive its OLED business recovery plan combined with the continued momentum of its Power solutions business, the Company is well positioned to drive significant accretion and value for shareholders over the coming years.

Magnachip also announced today that the Board of Directors has activated the Strategic Review Committee to assist the Board in reviewing, considering, exploring and evaluating strategic alternatives that may be available to the Company to maximize shareholder value. The committee’s mandate is to review the Company’s capital allocation plans and actively explore potential strategic and transactional opportunities, including, but not limited to, joint ventures, strategic partnerships and M&A possibilities that may arise in the future, and make recommendations to the Board regarding those matters, as appropriate. The Strategic Review Committee includes directors Melvin Keating, Ilbok Lee, Camillo Martino and Gary Tanner.

Q2 2022 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q2 2022	Q1 2022	Q/Q change			Q2 2021	Y/Y change
Revenues
Standard Products Business
Display Solutions	28,336	29,185	down	2.9%		46,601	down	39.2%
Power Solutions	62,952	64,825	down	2.9%		56,667	up	11.1%
Transitional Fab 3 foundry services(1)	10,088	10,083	up	0.0%		10,608	down	4.9%
Gross Profit Margin	28.6%	37.5%	down	8.9	%pts	29.8%	down	1.2	%pts
Operating Income(2)	2,002	12,879	down	84.5%		1,627	up	23.0%
Net Income (Loss)	(3,340)	9,528	down	n/a		(198)	down	n/a
Basic Earnings (Loss) per Common Share	(0.07)	0.21	down	n/a		(0.00)	down	n/a
Diluted Earnings (Loss) per Common Share	(0.07)	0.20	down	n/a		(0.00)	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(3)
	Q2 2022	Q1 2022	Q/Q change			Q2 2021	Y/Y change
Adjusted Operating Income	4,787	14,517	down	67.0%		9,052	down	47.1%
Adjusted EBITDA	8,525	18,755	down	54.5%		12,692	down	32.8%
Adjusted Net Income	10,567	12,936	down	18.3%		7,034	up	50.2%
Adjusted Earnings per Common Share—Diluted	0.23	0.28	down	17.9%		0.15	up	53.3%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, we will provide transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions business lines.

(2)

In Q2 2022, operating income of $2.0 million included professional service fees and expenses of $0.8 million incurred in connection with certain strategic evaluations. In Q2 2021, operating income of $1.6 million included professional service fees and expenses of $2.5 million incurred in connection with the contemplated merger transaction and non-recurring professional service fees and expenses of $2.6 million incurred in connection with the regulatory requests.

(3)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income (loss) or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q3 2022 Financial Guidance

The Company’s near-term outlook is being challenged by further OLED wafer shortages, pushout of initial mass production ramp of our new OLED customer outside of Korea, weakening demand in consumer end markets on growing recession fears and cost increases, including labor, due to inflationary pressures. While actual results may vary, looking into the next quarter, Magnachip currently expects:

•	Revenue to be in the range of $70 million to $75 million, including about $9 million of Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 26.5% to 28.5%.

Q2 2022 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Monday, August 8, 2022, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BI726a270135494c57a56defb9ec4da9d0

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including third quarter 2022 revenue and gross profit margin expectations, and the impact of market conditions associated with inflation and rising interest rates, the COVID-19 pandemic or the emergence of various variants of the virus, geopolitical conflict between Russia and Ukraine, and escalated trade tensions and supply constraints on Magnachip’s third quarter 2022 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest the COVID-19 pandemic or the emergence of various variants of the virus or other outbreaks of disease, and governmental lock-downs or other measures implemented in response thereto, and the Russia-Ukraine conflict; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors, including those related to the Russia-Ukraine conflict; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic or the emergence of various variants of the virus; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic or the emergence of various variants of the virus that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on February 23, 2022 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Yujia Zhai

The Blueshirt Group

Tel. (860) 214-0809

Yujia@blueshirtgroup.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues:
Net sales – standard products business	$91,288	$94,010	$103,268	$185,298	$216,174
Net sales – transitional Fab 3 foundry services	10,088	10,083	10,608	20,171	20,721

Total revenues	101,376	104,093	113,876	205,469	236,895
Cost of sales:
Cost of sales – standard products business	63,620	56,080	70,409	119,700	149,656
Cost of sales – transitional Fab 3 foundry services	8,811	9,017	9,497	17,828	18,887

Total cost of sales	72,431	65,097	79,906	137,528	168,543

Gross profit	28,945	38,996	33,970	67,941	68,352
Gross profit as a percentage of standard products business net sales	30.3%	40.3%	31.8%	35.4%	30.8%
Gross profit as a percentage of total revenues	28.6%	37.5%	29.8%	33.1%	28.9%
Operating expenses:
Selling, general and administrative expenses	12,736	14,163	14,001	26,899	26,635
Research and development expenses	13,410	11,954	13,322	25,364	26,745
Merger-related costs	—	—	2,459	—	12,290
Other charges	797	—	2,561	797	3,146

Total operating expenses	26,943	26,117	32,343	53,060	68,816

Operating income (loss)	2,002	12,879	1,627	14,881	(464)
Interest expense	(499)	(111)	(85)	(610)	(1,126)
Foreign currency gain (loss), net	(7,012)	(690)	250	(7,702)	(4,421)
Other income, net	1,272	933	611	2,205	1,231

Income (loss) before income tax expense	(4,237)	13,011	2,403	8,774	(4,780)
Income tax expense (benefit)	(897)	3,483	2,601	2,586	2,891

Net income (loss)	$(3,340)	$9,528	$(198)	$6,188	$(7,671)

Basic earnings (loss) per common share—	$(0.07)	0.21	$(0.00)	$0.14	$(0.18)
Diluted earnings (loss) per common share—	$(0.07)	0.20	$(0.00)	$0.13	$(0.18)
Weighted average number of shares—
Basic	44,897,278	45,603,208	46,322,027	45,248,293	43,324,088
Diluted	44,897,278	46,693,294	46,322,027	46,329,559	43,324,088

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	June 30, 2022	December 31, 2021
	(In thousands of U.S. dollars, except share data)
Assets
Current assets
Cash and cash equivalents	$273,797	$279,547
Accounts receivable, net	59,817	50,954
Inventories, net	36,168	39,370
Other receivables	14,094	25,895
Prepaid expenses	10,783	7,675
Hedge collateral	6,990	3,060
Other current assets	8,361	2,619

Total current assets	410,010	409,120
Property, plant and equipment, net	96,832	107,882
Operating lease right-of-use assets	3,322	4,275
Intangible assets, net	1,979	2,377
Long-term prepaid expenses	14,953	8,243
Deferred income taxes	37,825	41,095
Other non-current assets	10,804	10,662

Total assets	$575,725	$583,654

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$38,143	$37,593
Other accounts payable	14,835	6,289
Accrued expenses	15,426	20,071
Accrued income taxes	—	11,823
Operating lease liabilities	1,838	2,323
Other current liabilities	8,562	7,382

Total current liabilities	78,804	85,481
Accrued severance benefits, net	30,466	33,064
Non-current operating lease liabilities	1,485	1,952
Other non-current liabilities	16,823	10,395

Total liabilities	127,578	130,892

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 56,234,774 shares issued and 44,903,718 outstanding at June 30, 2022 and 55,905,320 shares issued and 45,659,304 outstanding at December 31, 2021	562	559
Additional paid-in capital	263,698	241,197
Retained earnings	349,730	343,542
Treasury stock, 11,331,056 shares at June 30, 2022 and 10,246,016 shares at December 31, 2021, respectively	(148,523)	(130,306)
Accumulated other comprehensive loss	(17,320)	(2,230)

Total stockholders’ equity	448,147	452,762

Total liabilities and stockholders’ equity	$575,725	$583,654

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022	June 30, 2021
Cash flows from operating activities
Net income (loss)	$(3,340)	$6,188	$(7,671)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	3,711	7,602	6,998
Provision for severance benefits	1,570	3,240	3,507
Amortization of debt issuance costs and original issue discount	—	—	261
Loss on foreign currency, net	22,803	29,183	13,353
Provision for inventory reserves	5,137	5,282	3,346
Stock-based compensation	1,988	3,626	4,051
Other, net	551	712	266
Changes in operating assets and liabilities
Accounts receivable, net	(11,164)	(12,377)	5,098
Inventories	(6,942)	(5,486)	(7,170)
Other receivables	10,973	11,640	(4,841)
Other current assets	4,740	(2,089)	8,623
Accounts payable	1,891	2,429	1,040
Other accounts payable	(5,159)	(5,861)	(674)
Accrued expenses	(2,896)	(2,709)	(2,298)
Accrued income taxes	(9,167)	(11,513)	(10,249)
Other current liabilities	(1,442)	(2,153)	(102)
Other non-current liabilities	643	570	(274)
Payment of severance benefits	(1,545)	(2,934)	(2,836)
Other, net	(207)	(385)	(62)

Net cash provided by operating activities	12,145	24,965	10,366
Cash flows from investing activities
Proceeds from settlement of hedge collateral	976	2,805	972
Payment of hedge collateral	(3,953)	(6,844)	(585)
Purchase of property, plant and equipment	(567)	(1,511)	(4,866)
Payment for intellectual property registration	(94)	(153)	(288)
Collection of guarantee deposits	—	—	307
Payment of guarantee deposits	(970)	(1,049)	(4,960)
Other, net	12	14	(130)

Net cash used in investing activities	(4,596)	(6,738)	(9,550)
Cash flows from financing activities
Proceeds from exercise of stock options	5	1,786	2,549
Acquisition of treasury stock	(996)	(1,826)	(1,653)
Repayment of financing related to water treatment facility arrangement	(127)	(261)	(288)
Repayment of principal portion of finance lease liabilities	(16)	(32)	(33)

Net cash provided by (used in) financing activities	(1,134)	(333)	575
Effect of exchange rates on cash and cash equivalents	(17,539)	(23,644)	(9,451)

Net decrease in cash and cash equivalents	(11,124)	(5,750)	(8,060)
Cash and cash equivalents
Beginning of the period	284,921	279,547	279,940

End of the period	$273,797	$273,797	$271,880

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Operating income (loss)	$2,002	$12,879	$1,627	$14,881	$(464)
Adjustments:
Equity-based compensation expense	1,988	1,638	2,405	3,626	4,051
Merger-related costs	—	—	2,459	—	12,290
Other charges	797	—	2,561	797	3,146

Adjusted Operating Income	$4,787	$14,517	$9,052	$19,304	$19,023

We present Adjusted Operating Income as a supplemental measure of our performance. We define Adjusted Operating Income for the periods indicated as operating income (loss) adjusted to exclude (i) Equity-based compensation expense (ii) Merger-related costs and (iii) Other charges.

For the three and six months ended June 30, 2021, we recorded $2,459 thousand and $12,290 thousand, respectively, of professional service fees and expenses incurred in connection with the contemplated merger transaction.

For the three and six months ended June 30, 2022, we recorded $797 thousand of professional service fees and expenses incurred in connection with certain strategic evaluations. For the three and six months ended June 30, 2021, we recorded $2,561 thousand and $3,146 thousand, respectively, of non-recurring professional service fees and expenses incurred in connection with the regulatory requests.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss)	$(3,340)	$9,528	$(198)	$6,188	$(7,671)
Adjustments:
Interest income, net	(562)	(604)	(493)	(1,166)	(73)
Income tax expense (benefit)	(897)	3,483	2,601	2,586	2,891
Depreciation and amortization	3,711	3,891	3,550	7,602	6,998

EBITDA	(1,088)	16,298	5,460	15,210	2,145
Equity-based compensation expense	1,988	1,638	2,405	3,626	4,051
Foreign currency loss (gain), net	7,012	690	(250)	7,702	4,421
Derivative valuation loss (gain), net	(184)	129	57	(55)	143
Merger-related costs	—	—	2,459	—	12,290
Other charges	797	—	2,561	797	3,146

Adjusted EBITDA	$8,525	$18,755	$12,692	$27,280	$26,196

Net income (loss)	$(3,340)	$9,528	$(198)	$6,188	$(7,671)
Adjustments:
Equity-based compensation expense	1,988	1,638	2,405	3,626	4,051
Foreign currency loss (gain), net	7,012	690	(250)	7,702	4,421
Derivative valuation loss (gain), net	(184)	129	57	(55)	143
Merger-related costs	—	—	2,459	—	12,290
Other charges	797	—	2,561	797	3,146
Income tax effect on non-GAAP adjustments	4,294	951	—	5,245	—

Adjusted Net Income	$10,567	$12,936	$7,034	$23,503	$16,380

Adjusted Net Income per common share—
- Basic	$0.24	$0.28	$0.15	$0.52	$0.38
- Diluted	$0.23	$0.28	$0.15	$0.51	$0.36
Weighted average number of shares – basic	44,897,278	45,603,208	46,322,027	45,248,293	43,324,088
Weighted average number of shares – diluted	45,937,515	46,693,294	47,846,217	46,329,559	47,685,875

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Merger-related costs and (v) Other charges. EBITDA for the periods indicated is defined as net income (loss) before interest income, net, income tax expense (benefit) and depreciation and amortization.

We prepare Adjusted Net Income by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Merger-related costs, (v) Other charges and (vi) Income tax effect on non-GAAP adjustments.

For the three and six months ended June 30, 2021, we recorded $2,459 thousand and $12,290 thousand, respectively, of professional service fees and expenses incurred in connection with the contemplated merger transaction.

For the three and six months ended June 30, 2022, we recorded $797 thousand of professional service fees and expenses incurred in connection with certain strategic evaluations. For the three and six months ended June 30, 2021, we recorded $2,561 thousand and $3,146 thousand, respectively, of non-recurring professional service fees and expenses incurred in connection with the regulatory requests.